UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 24, 2020

Drive Shack Inc.
(Exact name of registrant as specified in its charter)

Maryland
(State or other jurisdiction of incorporation)

001-31458	81-0559116
(Commission File Number)	(IRS Employer Identification No.)

218 W 18th St, 3rd Fl. New York, New York	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (646) 585-5591

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR Sec.230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 Sec.240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	DS	New York Stock Exchange (NYSE)
9.75% Series B Cumulative Redeemable Preferred Stock, $0.01 par value per share	DS-PB	New York Stock Exchange (NYSE)
8.05% Series C Cumulative Redeemable Preferred Stock, $0.01 par value per share	DS-PC	New York Stock Exchange (NYSE)
8.375% Series D Cumulative Redeemable Preferred Stock, $0.01 par value per share	DS-PD	New York Stock Exchange (NYSE)

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 24, 2020, Drive Shack Inc. (the “Company”) announced the appointment of Mr. Michael Nichols, age 53, as Chief Financial Officer of the Company, effective September 28, 2020 (the “Effective Date”). Lawrence A. Goodfield Jr. will cease to serve as the Company’s interim Chief Financial Officer as of the Effective Date, but will continue to serve as the Company’s Chief Accounting Officer and Treasurer.

Michael Nichols brings over 25 years of diversified global leadership experience in accounting, financial reporting and treasury spanning several industries throughout his career.  Mr. Nichols most recently served as Chief Financial Officer since 2018 for Wilks Brothers, a diversified investor in energy, transportation, natural resources and financial services businesses. He also previously served in senior-level finance and accounting roles with both Fischer & Company, a national commercial real estate and real estate technology firm specializing in tenant representation, from 2017 to 2018, and GameStop Corp, from 2005 to 2017.

There is no arrangement, understanding or family relationship between Mr. Nichols and any other person pursuant to which he was appointed as an officer of the Company. Mr. Nichols has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with his appointment, the Company entered into a customary indemnification agreement with Mr. Nichols on September 28, 2020.

On September 27, 2020, Mr. Nichols entered into an offer letter with the Company that sets forth the terms and conditions of his employment with the Company as its Chief Financial Officer.  The offer letter provides that Mr. Nichols will receive an annual base salary of $350,000 and is eligible to participate in an annual cash incentive bonus plan with an annual target amount equal to 50% of his base salary.  Any bonus in respect of Mr. Nichols’ first year of employment will be prorated for the number of full months worked during such year.  The offer letter further provides for participation in the Company’s benefit plans.

The offer letter provides that Mr. Nichols’ equity bonus target under the Company’s 2018 Omnibus Equity Plan will be considered and determined by the Compensation Committee of the Board of Directors of the Company, in consultation with the Chief Executive Officer of the Company, following Mr. Nichols’ start date with the Company.

The offer letter also provides that Mr. Nichols will be subject to certain non-competition and non-solicitation restrictions for 12 months following the termination of his employment for any reason, along with other standard perpetual covenants regarding confidentiality, intellectual property and related matters.

The foregoing description of the terms of the offer letter with Mr. Nichols is a summary of certain of its terms only and is qualified in its entirety by the full text of the offer letter filed as Exhibit 10.1 hereto and incorporated herein by reference.

A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Offer Letter, dated September 27, 2020.

99.1	Press Release, dated September 24, 2020.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRIVE SHACK INC.
(Registrant)

/s/ Nicholas M. Foley

Secretary

Date:  September 28, 2020